EXHIBIT 10.106

MODUSLINK GLOBAL SOLUTIONS, INC.

FISCAL 2011

EXECUTIVE OFFICER

BONUS TARGETS

EXECUTIVE OFFICERS

The executive officers of the Company serve at the discretion of the Board of Directors. On September 22, 2010, the Human Resources and Compensation Committee of the Board of Directors of the Company approved the bonus targets, as a percentage of base salary, for fiscal year 2011 for the executive officers named in the table below:

Name	Target Bonus (as % of base salary)
Joseph C. Lawler	125%
Steven G. Crane	70%
Peter L. Gray	60%
William R. McLennan	80%
David J. Riley	50%